                                                 Registration No. 33-___________

              As filed with the Securities and Exchange Commission
                                on July 15, 1996
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                ________________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                ________________________________________________

                       INDUSTRIAL SCIENTIFIC CORPORATION

            Pennsylvania                            24-1481281
      (State or jurisdiction of                  (I.R.S. Employer
    Incorporation or organization)              Identification No.)

                               1001 Oakdale Road
                          Oakdale, Pennsylvania  15071
                    (Address of principal executive offices)

                  ___________________________________________

                       INDUSTRIAL SCIENTIFIC CORPORATION
                              PROFIT SHARING PLAN
                            (Full title of the plan)

                  ___________________________________________

                                 JAMES P. HART
             Vice President of Finance and Chief Financial Officer
                       Industrial Scientific Corporation
                               1001 Oakdale Road
                          Oakdale, Pennsylvania  15071
                    (Name and address of agent for service)
                                  412-788-4353
                    (Telephone number of agent for service)

                          Copies of communications to:
                            JAMES J. BARNES, ESQUIRE
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                                  412-562-1415

                  ___________________________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Securities To Be          Amount to Be                Proposed Maximum        Proposed Maximum        Amount of
Registered                         Registered(1)               Offering Price          Aggregate Offering      Registration Fee(2)
                                                               Per  Share              Price(2)
Common Stock (par value               50,000                        $17.50                 $875,000                  $301.72
$.01 per share)
====================================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low sales prices for the Common Stock on the NASDAQ/National Market on July 11, 1996, as reported in The Wall Street Journal, Midwest Edition, on July 12, 1996, has been determined in accordance with Rule 457(c).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Industrial Scientific Corporation Profit Sharing Plan (the "Plan"). Industrial Scientific Corporation (the "Corporation" or the "Registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.  Incorporation of Documents by Reference

     The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (d) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

     (a) The Corporation's Annual Report on Form 10-K for the year ended January 27, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

     (c) The description of the Common Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (d) Industrial Scientific Corporation Profit Sharing Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1995, which is being filed concurrently with this Registration Statement.

Item 4.  Description of Securities

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law (the "PBCL") provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceedings if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D also provides that the indemnification permitted or required by Subchapter D is not exclusive of any other rights to which a person seeking indemnification may be entitled.

     The Corporation's Restated Articles of Incorporation provide that, except as prohibited by law, every director and officer of the Corporation is entitled to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or otherwise in which he or she may be involved by reason of being or having been a director or officer of the Corporation or by reason that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Such indemnification includes the right to have expenses incurred paid in advance by the Corporation prior to final disposition, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation, or to another such entity at the request of the Corporation, to the extent the Board of Directors designates. Expenses include fees and expenses of counsel selected by such person, and liability includes amount of judgments, excise taxes, fines and penalties, and amounts paid in settlement. Under the PBCL, indemnification pursuant to this provision of the Corporation's Restated Articles of Incorporation is not permitted in any case in which the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. There may be other circumstances where indemnification may not be permitted as a matter of public policy.

     The Restated Articles of Incorporation of the Corporation also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination of limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Under Section 1713 of the PBCL, the personal liability of a director may not be eliminated or limited if: (1) the director has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the PBCL (relating to the fiduciary duties of directors), and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Furthermore, this limitation to the personal liability of directors of the Corporation does not apply to (1) the responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, state and federal law.

     The Corporation has purchased director and officer liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such. Under the insurance, the Corporation will receive reimbursement for amounts as to which the directors and officers are indemnified under the Corporation's Restated Articles. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to indemnification under the Corporation's Restated Articles.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

   5.1 - Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.

   23.1 - Consent of Coopers & Lybrand L.L.P.

   24.1 - Powers of Attorney (included as part of signature page).

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Oakdale, Commonwealth of Pennsylvania, on the 15th day of July, 1996.

                              INDUSTRIAL SCIENTIFIC CORPORATION

                              By: /s/ James P. Hart
                                 ----------------------------------------
                                 James P. Hart, Vice President of Finance
                                 and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kent D. McElhattan and James P. Hart, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 1996.


           Signature                        Title                     Date
           ---------                        -----                     ----

 /s/ Kenton E. McElhattan
_______________________________        Chairman                   July 15, 1996
     Kenton E. McElhattan            of the Board


/s/ Kent D. McElhattan
_______________________________   President, Chief Executive      July 15, 1996
       Kent D. McElhattan            Officer and Director


/s/ James P. Hart
_______________________________  Vice President, Finance and      July 15, 1996
         James P. Hart              Chief Financial Officer



/s/ James D. Morton
_______________________________            Director              July 15, 1996
        James D. Morton

            The Plan.  Pursuant to the requirements of the Securities Act of
            ---------
1933, the Trustee of the Industrial Scientific Corporation Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Oakdale, Commonwealth of Pennsylvania, on July 15, 1996


                          Industrial Scientific Corporation Profit Sharing Plan

                             By: /s/ James P. Hart
                                 ______________________________
                                 James P. Hart, Trustee

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.
- -----------



    5.1       Internal Revenue Service           Filed herewith.
              Determination Letter

   23.1       Consent of Independent Certified   Filed herewith.
              Public Accountants

   24.1       Power of Attorney (included on     Filed herewith.
              signature page)